UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Northup Way, Suite 103, Bellevue WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 284-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On June 19, 2014, Irwin Engelman notified eMagin Corporation (the “Company”) that he is resigning as a director and as Chair of the Audit Committee, effective as of June 30, 2014.  There was no disagreement or dispute between Mr. Engelman and the Company which led to his resignation.

Appointment of Director

On June 19, 2014, the Board of Directors of the Company elected Ellen Richstone to serve on its Board of Directors and Chair of its Audit Committee, in each case effective on July 1, 2014.  Ms. Richstone is 62 years old has served as the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace (a Fortune 500 Company). From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion.  Ms. Richstone currently serves on, and was designated a financial expert by, the board of directors of BioAmber Inc. (BIOA, NYSE), a public industrial biotechnology company producing sustainable chemicals.  She also currently serves on the corporate advisory boards of Paxeramed, a medical device company, and Pro Teck Valuation Services, and on the boards of non-profit organizations Employment Resources Inc. and the National Association of Corporate Directors-New England.  In April 2013, Ms. Richstone was given the first annual Distinguished Director Award from the Corporate Directors Group.  Ms. Richstone graduated from Scripps College in Claremont California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University.  Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s Business School.  Ms. Richstone holds an Executive Master’s Certification in Director Governance from the American College of Corporate Directors.

Ms. Richstone’s broad industry experience in technology, as well as her financial and corporate governance expertise, led to the conclusion that she should serve on the board of directors, given the Company’s business and structure.

During the last two years, there have been no transactions or proposed transactions to which the Company was or is to be a party, in which Ms. Richstone (or any member of her immediate family) had or is to have a direct or indirect material interest.  There is no arrangement or understanding between Ms. Richstone and any other persons pursuant to which Ms. Richstone was selected as a director.

In accordance with the Company’s director compensation policy, on July 1, 2014 when Ms. Richstone begins her Board membership, she will be issued $25,000 in options (valued using Black-Scholes methodology) to purchase shares of the Company’s common stock having an exercise price equal to the closing market price of the Company's common stock on the date the options are issued.  In addition, Ms. Richstone will receive the pro rata portion of the Company’s non-executive director annual cash retainer of $40,000 and the pro rata portion of the Chair of the Audit Committee’s $5,000 annual cash retainer, each payable in quarterly installments, in arrears.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: June 25, 2014	By:	/s/ Gabriel G. Matus
Name: Gabriel G. Matus
Title: Senior Vice President & General Counsel

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